Exhibit 2


                 ENTERGY CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
                For the Six Months Ended June 30, 2002
                             (Unaudited)



                  OPERATING REVENUES
Domestic electric                                         $3,087,767
Natural gas                                                   71,360
Competitive businesses                                       798,288
                                                          ----------
TOTAL                                                      3,957,415
                                                          ----------

                  OPERATING EXPENSES
Operation and Maintenance:
   Fuel, fuel-related expenses, and
     gas purchased for resale                                940,274
   Purchased power                                           403,004
   Nuclear refueling outage expenses                          49,874
   Provision for turbine commitments, asset impairments
     and restructuring charges                               419,542
   Other operation and maintenance                         1,251,369
Decommissioning                                               16,391
Taxes other than income taxes                                184,565
Depreciation and amortization                                410,999
Other regulatory charges (credits) - net                    (169,082)
                                                          ----------
TOTAL                                                      3,506,936
                                                          ----------

OPERATING INCOME                                             450,479
                                                          ----------

                     OTHER INCOME
    Allowance for equity funds used during construction       15,004
Gain on sale of assets - net                                   1,674
Interest and dividend income                                  51,237
Equity in earnings of unconsolidated equity affiliates        92,804
Miscellaneous - net                                          (11,182)
                                                          ----------
TOTAL                                                        149,537
                                                          ----------

              INTEREST AND OTHER CHARGES
Interest on long-term debt                                   244,919
Other interest - net                                          60,371
Distributions on preferred securities of subsidiary            9,419
Allowance for borrowed funds used during construction        (11,930)
                                                          ----------
TOTAL                                                        302,779
                                                          ----------

INCOME BEFORE INCOME TAXES                                   297,237

Income taxes                                                 122,636
                                                          ----------

CONSOLIDATED NET INCOME                                      174,601

Preferred dividend requirements and other                     11,872
                                                          ----------

EARNINGS APPLICABLE TO
COMMON STOCK                                                $162,729
                                                            ========
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                  ENTERGY CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                                   ASSETS
                               June 30, 2002
                                 (Unaudited)

                        CURRENT ASSETS
Cash and cash equivalents:
  Cash                                                                    $144,446
  Temporary cash investments - at cost,
   which approximates market                                               585,875
  Special deposits                                                             339
                                                                       -----------
     Total cash and cash equivalents                                       730,660
                                                                       -----------
Notes receivable                                                             3,244
Accounts receivable:
  Customer                                                                 343,479
  Allowance for doubtful accounts                                          (19,709)
  Other                                                                    272,012
  Accrued unbilled revenues                                                403,842
                                                                       -----------
     Total receivables                                                     999,624
                                                                       -----------
Deferred fuel costs                                                        201,651
Fuel inventory - at average cost                                           104,829
Materials and supplies - at average cost                                   468,538
Deferred nuclear refueling outage costs                                     69,750
Prepayments and other                                                      120,481
                                                                       -----------
TOTAL                                                                    2,698,777
                                                                       -----------
                OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity                                       706,700
Decommissioning trust funds                                              1,761,487
Non-utility property - at cost (less accumulated depreciation)             293,869
Other                                                                      424,245
                                                                       -----------
TOTAL                                                                    3,186,301
                                                                       -----------
                PROPERTY, PLANT AND EQUIPMENT
Electric                                                                26,608,136
Property under capital lease                                               749,011
Natural gas                                                                208,201
Construction work in progress                                            1,238,512
Nuclear fuel under capital lease                                           273,850
Nuclear fuel                                                               247,760
                                                                       -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                                     29,325,470
Less - accumulated depreciation and amortization                        12,122,894
                                                                       -----------
PROPERTY, PLANT AND EQUIPMENT - NET                                     17,202,576
                                                                       -----------
               DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  SFAS 109 regulatory asset - net                                          927,990
  Unamortized loss on reacquired debt                                      160,822
  Other regulatory assets                                                  538,750
Long-term receivables                                                       26,437
Goodwill                                                                   377,472
Other                                                                      882,209
                                                                       -----------
TOTAL                                                                    2,913,680
                                                                       -----------

TOTAL ASSETS                                                           $26,001,334
                                                                       ===========

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                  ENTERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                  LIABILITIES AND SHAREHOLDERS' EQUITY
                            June 30, 2002
                             (Unaudited)


                    CURRENT LIABILITIES
Currently maturing long-term debt                                    $1,092,562
Notes payable                                                           685,351
Accounts payable                                                        584,762
Customer deposits                                                       199,571
Taxes accrued                                                           739,538
Accumulated deferred income taxes                                        11,294
Nuclear refueling outage costs                                            8,150
Interest accrued                                                        161,004
Obligations under capital leases                                        150,016
Other                                                                   265,379
                                                                    -----------
TOTAL                                                                 3,897,627
                                                                    -----------

           DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                                     3,387,719
Accumulated deferred investment tax credits                             459,499
Taxes accrued                                                           450,000
Obligations under capital leases                                        183,452
Other regulatory liabilities                                            179,921
Decommissioning                                                       1,217,677
Transition to competition                                                79,098
Regulatory reserves                                                      50,275
Accumulated provisions                                                  410,548
Other                                                                   896,821
                                                                    -----------
TOTAL                                                                 7,315,010
                                                                    -----------

Long-term debt                                                        6,558,538
Preferred stock with sinking fund                                        24,781
Preferred stock without sinking fund                                    334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures                      215,000

                    SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized 500,000,000
  shares; issued 248,174,087 shares in 2002                               2,482
Paid-in capital                                                       4,666,754
Retained earnings                                                     3,653,841
Accumulated other comprehensive loss                                    (17,241)
Less - treasury stock, at cost (23,500,208 shares in 2002)              649,795
                                                                    -----------
TOTAL                                                                 7,656,041
                                                                    -----------

                  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $26,001,334
                                                                    ===========

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